UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 2, 2016

Hoverink International Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54830	46-3590875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 2200

Century City, California 90067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

888-511-7358

Former name or former address, if changed since last report:

SKYRUN ACQUISTION CORP

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 12th 2016 the United States Patent and Trademark Office issued a NOTICE OF PUBLICATION for our Trademark Application for Name and Use of the

Mark: ECO-CHAIR

Serial Number: 86613240

“The Eco Chair is an Eco-System that comprises of a three passenger seat assembly for a vehicle, particularly an aircraft, which is adapted to provide self-contained, individual seating and sleeping accommodation for a passenger, and furthermore safe ejection of passengers using a circle shaped rubber ejection system with defined tread depth; The ejection system uses a strip of rubber spinning counter clockwise and furthermore a strip of rubber spinning clockwise on the right effectively launching the three passenger seat assembly fitted with eco-chutes which are parachutes installed on the top surface of the ECO System Chair and can be opened automatically without requiring manual operation. the ECO Chair can move using three sets of rails mounted to the floor of an aircraft. Each set of rails is configured to deliver the ECO Chair in a longitudinal direction on the rails for safe ejection of passengers in the event of an eminent plane crash. Moreover, the parachute stays balanced during the course of landing and the material comprises of a Phosphorescence branded spherical canopy with an air guide member and four assistant canopies. The air guide member is a rotation symmetrical structure with respect to the central axis, each of the cylindrical members is also a rotation symmetrical structure with respect to the assistant central axis, and the assistant canopies are also symmetrically arranged with respect to the central axis, This creates a well balanced landing for the three passenger seat assembly.

Mark: ECO-CHAIR (STANDARD CHARACTER MARK)

Applicant: Hoverink International Holdings, Inc.

Our trademark for the ECO-CHAIR has been filed and our NOTICE OF PUBLICATION has been issued in accordance with Section 12(a) of the Trademark Act of 1946, as amended.

Re: U.S. Trademark Application. No. 86/613240, Filed April 29, 2015

Mark: ECOCHAIR

Class: 12

Applicant: Hoverink International Holdings, Inc. (CA corporation)

File No.: 6492-0007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVERINK INTERNATIONAL HOLDINGS INC.

Date: August 2, 2016	Debbie Mae Carter
Chief Executive Officer